CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Stockholders
Comtex News Network, Inc.


We consent to the incorporation by reference in the registration statements (Nos. 333-103217, 333-102297, 333-62716, 333-96265, 333-42395, and 333-37057) on
Form S-8 of Comtex News Network, Inc. of our report dated August 26, 2005, relating to the consolidated financial statements which report appears in the June 30, 2005 Annual Report on Form 10-K of Comtex News Network, Inc.



                                            /s/ GOLDSTEIN GOLUB KESSLER LLP
New York, New York
August 26, 2005